As filed with the Securities and Exchange Commission on May 16,
2000  Registration No. 33-83736
-------------------------------------------------------------

            SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

               POST-EFFECTIVE AMENDMENT NO. 2
                             TO
                          FORM S-8

                  REGISTRATION STATEMENT
                          UNDER
               THE SECURITIES ACT OF 1933
              ____________________________

               TRIGEN ENERGY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware                               13-3378939
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)


One Water Street                         10601
White Plains, New York 10601             (Zip Code)
(Address of Principal Executive
Offices)


                  1994 Stock Incentive Plan
             1994 Employee Stock Purchase Plan
                (Full title of the Plans)
          _____________________________________

                   EUGENE E. MURPHY
            Vice President, General Counsel
                     and Secretary
                    One Water Street
             White Plains, New York 10601
         (Name and address of agent for service)

                    (914) 286-6600
    (Telephone number, including area code, of
                  agent for service)
         ____________________________________

                    with copies to:

                  E. WILLIAM BATES, II
                     King & Spalding
                   120 West 45th Street
                  New York, New York 10036
                      (212) 556-2100

                     EXPLANATORY STATEMENT

	On September 6, 1994, Trigen Energy Corporation (the "Company") filed a Registration Statement on Form S-8 (Registration No. 33-83736) (the "Registration Statement"), which registered an aggregate of 1,250,000 shares of the Company's common stock, $.01 par value per share, issuable under the Company's 1994 Stock Incentive Plan (1,050,000 shares) and 1994 Employee Stock Purchase Plan (200,000 shares) (collectively, the "Plans"). The Registration Statement also covered an indeterminable amount of interests to be offered or sold pursuant to the 1994 Employee Stock Purchase Plan. On September 26, 1997, the Company filed Post-Effective Amendment No. 1 to the Registration Statement to remove from registration the interests to be offered or sold pursuant to the 1994 Employee Stock Purchase Plan. This Post-Effective Amendment No. 2 to the Registration Statement is being filed to remove from registration all shares of Common Stock registered under the Registration Statement and remaining unsold as of the date hereof.

                           SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White
Plains, State of New York on this 15th day of May, 2000.

                           TRIGEN ENERGY CORPORATION


                           By:   /s/   Richard E. Kessel
                                -------------------------------
                                Richard E. Kessel
                                Chief Executive Officer


	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



   /s/ Richard E. Kessel   Chief Executive Officer
----------------------- (Principal Executive Officer) May 15, 2000
  Richard E. Kessel



   /s/ Christine Morin-Postel Director and Chairwoman of the Board
-------------------------                             May 15, 2000
  Christine Morin-Postel


  /s/ Michel Bleitrach
------------------------- Director                    May 15, 2000
  Michel Bleitrach



   /s/ Michel Carrese
---------------------------- Director                 May 15, 2000
  Michel Carrese


   /s/ Patrick Buffet
---------------------------- Director                 May 15, 2000
  Patrick Buffet



  /s/ Olivier Degos
---------------------------- Director                 May 15, 2000
  Olivier Degos